                       TO BE EFFECTIVE NOVEMBER 30, 2000

                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                        STRONG COMMON STOCK FUND, INC.

     The undersigned Vice President and Assistant Secretary of Strong Common Stock Fund, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of common stock of Strong Common Stock Fund as the Class Z series of Strong Advisor Common Stock Fund; to create the Class A series, Class B series, Class C series, and Class L series of Strong Advisor Common Stock Fund; and to create Strong Advisor Focus Fund and Strong Advisor Technology Fund as additional classes of common stock, each class having four series: Class A series, Class B series, Class C series, and Class L series, as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.001 per share. Subject to the following paragraph the authorized shares are classified as follows:

Class                                 Series      Authorized Number of Shares
-----                                 ------      ---------------------------
Strong Advisor Common Stock Fund      Class A     Indefinite
                                      Class B     Indefinite
                                      Class C     Indefinite
                                      Class L     Indefinite
                                      Class Z     Indefinite
Strong Advisor Focus Fund             Class A     Indefinite
                                      Class B     Indefinite
                                      Class C     Indefinite
                                      Class L     Indefinite
Strong Advisor Technology Fund        Class A     Indefinite
                                      Class B     Indefinite
                                      Class C     Indefinite
                                      Class L     Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class A series, Class B series, Class C series, or Class L series of each of Strong Advisor Common Stock Fund, Strong Advisor Focus Fund, or Strong Advisor Technology Fund have been issued.

     Executed in duplicate this 6th day of November, 2000.


                                    STRONG COMMON STOCK FUND, INC.


                                    By: _______________________________________
                                        Cathleen A. Ebacher, Vice President and
                                           Assistant Secretary


This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051